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                                FIRST AMENDMENT
                                      TO
                        POWER CONTROL TECHNOLOGIES INC.
                            1995 STOCK OPTION PLAN


                  The Power Control Technologies Inc. 1995 Stock Option Plan (the "Plan"), is hereby amended, effective as of February 12, 1997, as set forth below.

                  1. Section 8 of the Plan is amended by restating paragraph
(h) thereof to read as follows:

         The Options are nontransferable except (1) by will or by laws of descent and distribution, or (2) as specifically provided below. The Optionee may transfer Nonqualified Stock Options to members of his or her Immediate Family (as defined below) or to his or her Affiliates (as defined below) (any such transferee, "Permitted Transferee") if the Optionee does not receive any consideration for the transfer. "Immediate Family" refers to children, grandchildren, and spouse of the Optionee or one or more trusts solely for the benefit of such family members, or partnerships in which such family members are the only partners. "Affiliate" refers to any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Optionee. Options may be exercised during the lifetime of the Optionee, only by the Optionee, or by the guardian or legal representative of the Optionee or the Permitted Transferee as described in this Section 8(h). The Optionee shall give notice to the Company of any transfer hereunder as soon as practicable following the date of such transfer. Any such Permitted Transferee must agree in writing to be bound by all the provisions of the Option Agreement


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         relating to such transferred Option, and the Company must be given a copy of such instrument.



                  3. Section 9 of the Plan is amended by restating paragraph
(b)(8) thereof to read as follows:

         Free Standing Rights shall be transferable to the same extent and subject to the same conditions as set forth in Section 8(h) of Plan.


                  4. Section 11 of the Plan is amended by restating the first paragraph thereof to read as follows:

                  The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that, unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to continue to comply with
         Section 162(m) of the Code or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders.


                  Except as set forth above, the Plan is hereby ratified and confirmed in all respects.

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